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                                                                     EXHIBIT 4.5

                             SUPPLEMENTAL INDENTURE

      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of September 21, 1998, among Virginia Parking Service, Inc. ("Virginia Parking"), a Virginia corporation and wholly owned subsidiary of APCOA/Standard Parking, Inc., a Delaware Corporation (the "Company"), the Company and State Street Bank and Trust Company, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                                   WITNESSETH

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 30, 1998, as amended as of July 6, 1998, providing for the issuance of an aggregate principal amount of $140,000,000 of 9-1/4% New Senior Subordinated Notes due 2008 (the "New Senior Subordinated Notes");

      WHEREAS, Section 11.5 of the Indenture provides that under certain circumstances the Company may cause, and Section 11.3 of the Indenture provides that under certain circumstances the Company must cause, certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all the Company's Obligations under the New Senior Subordinated Notes pursuant to a Note Guarantee on the terms and conditions set forth herein; and

      WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Virginia Parking and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the New Senior Subordinated Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO NEW NOTE GUARANTEE. Virginia Parking hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's Obligations under the New Senior Subordinated Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the New Senior Subordinated Notes, any New Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a New Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Senior Subordinated Notes.

4. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by Virginia Parking.


                            [SIGNATURE PAGES FOLLOW]
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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

Dated as of September 21, 1998

                                     APCOA/STANDARD PARKING, INC.


                                     By: /s/ Michael J. Celebrezze
                                        ------------------------------------
                                         Name:  Michael J. Celebrezze
                                         Title: Executive Vice President and
                                                  Chief Financial Officer



                                     VIRGINIA PARKING SERVICE, INC.


                                     By: /s/ Michael J. Celebrezze
                                        ------------------------------------
                                         Name:  Michael J. Celebrezze
                                         Title: Vice President and
                                                  Treasurer



                                     STATE STREET BANK AND TRUST COMPANY,
                                     as Trustee


                                     By: /s/ Michael M. Hopkins
                                        ------------------------------------
                                         Name:  Michael M. Hopkins
                                         Title: Vice President